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                                                                    EXHIBIT 99.3


                                      PROXY
                               LENNAR CORPORATION
                  PROXY FOR SPECIAL MEETING _____________, 1997


         The undersigned hereby appoints Leonard Miller and Stuart Miller, and each of them, with or without the others, proxies with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Lennar Corporation, to be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida, on ________________, 1997 at 1:00 p.m., local time, and at all adjournments thereof as follows:

(1) ADOPTION OF THE PLAN AND AGREEMENT OF MERGER, DATED AS OF JUNE 10, 1997 BETWEEN LENNAR CORPORATION AND PACIFIC GREYSTONE CORPORATION, AND APPROVAL OF THE MERGER CONTEMPLATED BY THAT AGREEMENT.

                / / FOR            / / AGAINST                 / / ABSTAIN

(2) IN THEIR DISCRETION, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

         This proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal 1 above. Receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus is hereby acknowledge.

                            (Continued on other side)




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            THIS PROXY IS SOLICITED BY THE LENNAR BOARD OF DIRECTORS

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

         Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized officer.


                                         Dated__________________________________

                                         _______________________________________
                                                        Signature

                                         _______________________________________
                              Signature, if held jointly or office or title held